Exhibit 10.14

                            DISTRIBUTORSHIP AGREEMENT

     This Distributorship Agreement entered into this 15th day of August 2002 by and between American Soil Technologies, Inc. a Nevada public corporation with its principal place of business in Pasadena California (ASTI) and Gigot Agra Services with its principal place of business located in Garden City, Kansas
(GAS) hereinafter collectively referred to as the Parties.

                                    RECITALS

     A. ASTI is engaged in the business of manufacturing and selling -numerous Soil Amendments and Polymer Products used in the Agricultural and Turf Industries (Products).

     B. ASTI and GAS are entering into a distributorship agreement of even date (the "Distributorship Agreement") pursuant to which ASTI is selling to GAS and GAS is purchasing from ASTI for distribution, certain ASTI products relating to the Agricultural and Turf Industries on the terms and subject to the conditions set forth herein;

                                    AGREEMENT

     In consideration of the mutual promises contained in this Agreement, the Parties hereby agree that GAS shall be the distributor of the Products identified in Schedule A pursuant to the following terms and conditions:

     1. APPOINTMENT AND TERRITORY. GAS shall be a non-exclusive distributor of the Products as set forth in Schedule A. GAS shall be the exclusive distributor to those customers that are, from time to time, added to and set out in Schedule B and shall continue as an exclusive customer so long as GAS sells Products to said customer within one year of identification. While a distribution agreement remains in effect, ASTI will not, directly or indirectly, sell the Products to GAS's customers and will not permit anyone, either directly or indirectly, to sell Products to GAS's customers without GAS's express permission. The territory assigned to GAS shall be set out in Schedule C.

     2. ACCEPTANCE OF APPOINTMENT. GAS hereby accepts said appointment as a distributor as described in Section "1" above and agrees to exercise its best efforts to promote, sell and service the Products in the territory and further agrees that it shall be primarily responsible for the promotion, sale and non-technical servicing of Products to its commercial accounts.
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     3. PRODUCTS. The products to be distributed pursuant to this Agreement are
Agriblend (TM), Nutrimoist (TM)L, Nutrimoist (TM)Turf, Extend(TM) (a liquid
PAM), STOCKOSORB(R) S, STOCKOSORB(R) C, STOCKOSORB(R) M, STOCKOSORB(R) F STOCKOPAM(R) and Bio-Nutrients. Said products are the exclusive property of ASTI and are used in the Agricultural and Turf industries and are specifically listed in Schedule A. Any additional new or improved polymer based products will also be added to this agreement.

     4. MINIMUM ORDERS AND PRICING. ASTI will sell to GAS and GAS will purchase from ASTI Products in such minimum quantities and at such prices as are mutually agreed. ASTI will sell Products to GAS to the best of ASTI's ability; provided, however, that all or some Products may not always be available to fill all orders and ASTI shall allocate to GAS such proportion of the available supplies of Products which is not less than the GAS's pro-rata share of the gross sale of the Products throughout the United States. The price ASTI sells the Products to GAS will not be more than the price at which ASTI sells the same volume of products to any other distributor.

     Prices set forth shall be for a period of two (2) years except that ASTI, upon thirty (30) days written notice to GAS, may change the price solely to reflect price changes brought about by taxation or by any order, regulation or law of any governmental body or upon extenuating circumstances beyond the control of the parties as reasonably determined by ASTI and GAS, to include, but not be limited to, an increase of ASTI's cost of obtaining raw materials or labor. No price change shall be effective without said notice. After the initial two-year period, ASTI and GAS shall in good faith negotiate a new price for the Products. Price increases shall closely be tied to inflation as measured by well-recognized indices of manufactured products in the Territory.

     5. INSTALLATION OF PRODUCT. ASTI shall advise GAS as to the method and installation of the Products, which shall be mandatory.

     6. TERMS OF PURCHASE AND SALE. All prices are FOB ASTI Plant or ASTI warehouse. GAS shall be granted 30 day terms subject to credit worthiness. GAS may either (i) deduct from any payment that portion of the purchase price paid for any unit which is damaged or defective or which is not delivered, or (ii) require ASTI to refund that portion of the purchase price paid for any such unit, or to replace the unit at ASTI's expense. GAS will return to ASTI, at ASTI's expense, any damaged or defective Product or packaging, and GAS will furnish ASTI with an affidavit by one of the GAS's executive officers as to any units that are not delivered. The amount and terms of any additional credit extended by ASTI to GAS shall be as agreed to between the parties in accordance with applicable laws. Any payments not received on or before the thirty-fifth day following proper invoicing thereof shall be considered late and shall be subject to a late penalty of one percent 1 1/2% and will be charged a like amount each month or a portion thereof thereafter until the invoice is paid. Date of invoice shall be the shipment date.

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     7. GAS'S OBLIGATIONS WITH RESPECT TO SALE OF PRODUCTS. GAS agrees to:

         (a) spend a mutually agreed upon amount on advertising, including the time and efforts of its employees, sales promotion dollars and effort on Products.

         (b) cause its sales and merchandising personnel personally to call upon potential customers at customary intervals and to attempt to sell the Products;

         (c) (i) maintain a well-trained sales force, adequate to service all of GAS's customers, to promote the sale of Products, (ii) keep said sales force fully informed as to ASTI's policies, and (iii) adequately train said sales force to promote the sale of the Products in a manner which shall reflect credit on GAS and on ASTI;

         (d) cooperate with ASTI in effectuating ASTI's promotions and merchandising programs, provided such promotions and merchandising programs do not impose undue hardship or burden on GAS and provided such promotions and merchandising programs are consistent with the image and propriety of GAS;

         (e) afford representative of ASTI adequate opportunity to meet with and help train GAS's sales and merchandising personnel as well as its customers as needed;

         (f) maintain inventories of Products (of all types and sizes covered by this Agreement) adequate to meet the demand therefore subject to ASTI's ability to supply GAS with adequate quantities of Products;

         (g) promote the sale of the Products listed on Schedule B to customers in an aggressive and diligent manner

         (h) maintain prompt delivery service compatible with good business practice, the nature of Products, and the requirements of its customers;

         (i) supply a copy of ASTI's express written warranty materials to all buyers of Products.

         (j) maintain sufficient insurance to adequately protect GAS from suffering a diminution of capital in the event of fire, theft or casualty losses.

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         (k) not to distribute, offer, sell or purchase any polymer products that compete or may compete with ASTI's Products during the term of this agreement. Specifically excluded are diatomaceous earth and zeolite, both moisture absorbing minerals that GAS is currently marketing for other producers.

     8. ASTI'S OBLIGATIONS WITH RESPECT TO SALE OF ITS PRODUCTS.

         (a) ASTI warrants to GAS that (i) the Product and the packaging are and will be safe, the units of the Product purchased under this Agreement will be properly, adequately and safely packaged and labeled, and the Products comply and will comply with all applicable laws, rules and regulations, and (ii) the Products and packaging of the Products do not and will not violate any patent, copyright, trademark, service mark or other right and do not and will not contain any item, part or material which ASTI is not authorized to use.

         (b) All Products sold and distributed hereunder shall be merchantable and shall meet all standards of quality imposed by Federal law and by the laws of the State or country, as long as such country's requirements do not exceed the standards of quality imposed by the laws of the United States, wherein Product is to be distributed. ASTI will furnish on a timely basis all Material Data Safety Sheets and material handling requirements and recommendations.

         (c) ASTI shall maintain all required federal, state and local licenses in good standing and shall further act in conformance with state laws as a supplier of the Products to GAS as are required in the United States.

         (d) ASTI will indemnify GAS against any liability and will hold GAS harmless from and pay any loss, damage, cost and expense (including, without limitation, legal fees and disbursements, court costs and the cost of appellate proceedings) which GAS incurs arising out of or in connection with the use of Products or from the use of brand names or labels of Products and shall hold harmless and indemnify GAS against any liability, damage or expense incurred in connection with any such suit and cooperate in the defense thereof to the extent reasonably required by ASTI and further provided that such suit, liability, damage or expense not arise out of GAS's gross negligence or failure to comply with any terms of this Agreement;

         (e) maintain sufficient insurance to adequately protect ASTI from suffering a diminution of capital in the event of fire, theft or casualty losses;

         (f) spend a reasonable amount on advertising to include the time and efforts of its employees and sales promotion dollars.

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
     9. GAS'S ACKNOWLEDGMENT. GAS acknowledges that it desires to purchase from ASTI and to distribute Products specified in Schedule B and that the sale by ASTI to GAS of any such item is not conditioned upon the purchase of any other item by GAS from ASTI. GAS acknowledges that ASTI is the owner or licensee of all the brands, trademarks and other indicia of manufacturing origin and quality of all the Products, and all of the goodwill attributable to such brands, trademarks and indicia of origin and quality, and GAS acknowledges that nothing in this Agreement gives GAS any right, title or interest in or to such brands, trademarks and indicia or origin and quality, other than as a distributor of the Products pursuant to this Agreement. GAS will make no contrary representations, nor will GAS adulterate any Product.

     10. DISPOSAL OF DAMAGED PRODUCTS. In the event of damage to any Products rendering the contents unfit for consumption or the containers of less than merchantable quality, GAS shall not distribute or transfer same or permit same to become the property of any insurer or carrier, or otherwise dispose thereof except in accordance with the prior written instructions of ASTI.

     11. TERM AND TERMINATION

     This Agreement may be terminated: (1) at any time by the mutual consent of the parties in writing, effective as provided therein; (2) upon thirty (30) days written notice by Distributor to Manufacturer without cause; or (3) with cause by either party at any time by giving the other party thirty (30) days notice, in writing, by registered or certified mail, of such termination. The Manufacturer shall fill all orders for Products placed for Distributor's specific customers prior to termination of this Agreement.

     (a) This Agreement shall expire five (5) years from the date of execution. This Agreement shall automatically renew under the same terms and conditions in additional five (5) year increments unless either party is in default of any material term of this Agreement. If a material default exists hereunder, the non-defaulting party shall give the defaulting party thirty (30) days written notice to cure the default or, if the default may not be cured in such time, a reasonable amount of time to cure the default. If the defaulting party is unable to cure the within the time frame specified, this Agreement shall be voidable by the non-defaulting party.

     (b) ASTI warrants that it shall conduct the renewal of this Agreement in good faith. If, after the expiration of the five-year renewal period specified in 11(a) above without renewal, ASTI elects to appoint a new distributor for an exclusive customer of GAS, ASTI shall provide a copy of such agreement to GAS. GAS shall have thirty (30) days to match the terms of such agreement. If GAS agrees to the terms of such agreement, ASTI shall renew GAS as the exclusive distributor for that customer.

     (c) The Parties acknowledge that upon the expiration of this Agreement, ASTI shall have no right to require GAS to continue to act as a distributor of Products, or of any of them, and GAS shall have no right to require ASTI to continue to supply Products, or any of them, to GAS. In the event of expiration or termination of this Agreement ASTI shall execute delivery on all orders placed with and accepted by it and GAS shall accept shipment and make payment for any such orders, all in accordance with the provisions of this Agreement even though termination or expiration has been effected.

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
     This Agreement may be canceled by the non-offending party prior to the expiration of the contract term on any of the following grounds:

     (1) A trustee, receiver, or other similar custodian is appointed for all or any substantial part of the other party's property:

     (2) When the aggregate of one party's property, exclusive of any property which it may have conveyed, transferred, concealed, removed or permitted to be concealed or removed, with intent to defraud, hinder, or delay its creditors, shall not at a fair valuation be sufficient in amount to pay its debts, or the party is unable, by its available assets or the honest use of credit, to pay its debts as they become due;

     (3) The other party files a petition, or an answer not denying jurisdiction, in bankruptcy or under Chapter 7 or 11 of the Federal Bankruptcy Code or any similar law, state or Federal, whether now or hereafter existing, or such a petition is filed against the other party and not vacated or stayed within fifteen (15) days;

     (4) The other party makes an assignment for the benefit of creditors;

     (5) An attachment, or any like process, is levied or filed against any substantial part of the other party's property, and is not discharged within fifteen (15) days;

     (6) A judgment is rendered against the other party and remains unsatisfied, unstayed or otherwise unsuperseded for sixty days (60) and is substantial in relation to other party's assets;

     (7) The other party ceases to have in effect a valid Federal, state or local license required for the carrying out of the provisions of this Agreement, whether through revocation, failure or renew, or suspension for more than thirty
(30) days;

     (8) A law is enacted making the sale of Products unlawful;

     (9) The other party engages in any act with respect to the Products which is in violation of any Federal or state law, regardless of whether such violation is prosecuted by any administrative of judicial body which violation results in a loss of the licenses necessary to distribute or supply the Products;

     (10) The other party does not comply with credit terms as agreed to between the parties.

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
     (11) An assignment pledge or any other security interest is created in all, or a substantial part of the other party's assets without the prior written consent of the non-assigning party;

     (12) A breach of any provision of this Agreement, other than those set forth in subparagraphs (1) through (11) above, if said breach remains uncorrected for thirty (30) days after written notice thereof.

     (13) Failure by the Distributor to meet the minimum sales required, if any.

     A cancellation pursuant to paragraphs 11 (1) through 11 (11) above shall take effect commencing with the thirtieth day after written notice is given to the party whose rights are to be canceled and a cancellation pursuant to paragraph 11 (12) above shall take effect on the thirtieth day after the notice provided for in said paragraph 11 (12).

     12. SURVIVING RIGHTS AND OBLIGATIONS UPON EXPIRATION OR CANCELLATION.

         (a) During the period provided for in paragraphs 10 and 11 of this Agreement, GAS shall be entitled to purchase sufficient quantities of the Products to meet the reasonable market demand therefore in the Territory for the period of said notice, taking into account (i) the inventory of the Products which GAS has in its possession as of the date of said notice; (ii) GAS's previous sales performance for comparable periods of time; and (iii) GAS's contractual obligations to third parties.

         (b) Upon expiration or cancellation of this Agreement for any reason, GAS shall have the right to (i) offer to sell the Products back to ASTI at the price at which GAS purchased the Products from ASTI plus all costs, expenses, non-refundable taxes, storage, shipping and freight charges incurred by GAS in obtaining and returning the Products or, (ii) sell any remaining Products in its possession to another buyer as determined by GAS if ASTI refuses to repurchase the products from GAS.

         (c) Upon expiration or cancellation of this Agreement for any reason, at ASTI's option, GAS shall deliver to ASTI, F.O.B. GAS's warehouse and in accordance with ASTI's written instructions, all display, point-of-sale, advertising and promotional materials then in GAS's possession bearing the brands trademarks, or other indicia of origin or quality, or Products. To the extent that GAS has purchased said materials from ASTI, within 30 days of receipt of said materials, ASTI shall pay to GAS the cost for such materials, less wear and tear to such materials as received by ASTI. GAS shall within ninety days following the cancellation of this Agreement, remove all signs, advertising, and similar materials bearing the brands, trademarks, and other indicia of origin or quality of Products, on GAS's trucks, buildings, stationery and other property.

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     13. ASSIGNMENT. Neither party may transfer or assign any of its rights or obligations under this Agreement without the written consent of the other, which consent shall not be unreasonably withheld.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No agent or officer of either party is authorized to make any representation, promise or warranty not contained in the Agreement. No interpretation, change, waiver or termination of any of the provisions hereof shall be binding upon either party, unless in writing and signed by an officer thereunto authorized. No modification, waiver, termination, discharge or cancellation of this Agreement shall affect the right of either party to enforce against the other any claim, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, discharge or cancellation, and no waiver of any of the provisions of, or default under, this Agreement shall affect the right of either party to enforce said provisions or to exercise any right or remedy in the event of any other fault whether or not similar.

     15. NOTICES. All notices and other communications pursuant to or relating to any of the subject matter of this Agreement shall be in writing, shall be effective upon mailing, and be sent by certified or registered mail addressed to the other party at the following address:

         If to ASTI, to:

         American Soil Technologies, Inc.
         215 North Marengo Ave.
         Suite 110
         Pasadena, CA 91101

         With a copy thereof to be sent to:

         Carl P. Ranno
         2816 East Windrose Dr.
         Phoenix, AZ. 85032

         If to GAS  , to:

         Gigot Agra Services
         2295 S Old 83
         Garden City, KS 67846
         Attn: Gerald Gigot

or to such other address as may be specified in a notice given in the foregoing manner

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     16. MUTUAL RELEASE. The parties acknowledge that, at the date thereof, neither of them has any claim for damages, reimbursement of expenses, breach of contract, nor any claim of any other nature against the other party and in consideration of the other entering into this Agreement, any and all such claims of each party except those stated are hereby fully and forever discharged and released. This clause shall be ineffective as to subsequent renewals of this Agreement absent an express written agreement to the contrary.

     17. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

     18. INDEPENDENT CONTRACTORS. It is the intention of ASTI and GAS that ASTI and GAS are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, fiduciary or other similar relationship between ASTI and GAS.

     19. SEVERABILITY. If any part of this Agreement shall be or become illegal, ineffective or unenforceable, the remainder of this Agreement shall not be affected thereby, and the parties shall be bound by the remainder of this Agreement as if the illegal, ineffective or unenforceable part had never been inserted in this Agreement.

     20. AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

     21. FORCE MAJEURE. Neither party shall be liable for failure to perform or delay in performing any obligation under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

     22. CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement nor affect it in any way.

     23. COUNTERPARTS. This Agreement may be executed in counterparts which, when taken together, shall constitute one document. Facsimile signatures shall be deemed as originals and have full legal effect. The officers of ASTI and GAS each specifically warrant that they have the authority to execute this Agreement.

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                                   SIGNATURES

     This Agreement has been executed by the duly authorized representatives of the parties, effective as of the date first above written.


Gigot Agra Services                          American Soil Technologies, Inc.



By/s/ Gerald W. Gigot                        By /s/ Carl P. Ranno
  --------------------------                    -----------------------------
  Gerald W. Gigot                               Carl P. Ranno, Its: President

                                   SCHEDULE A

                                    PRODUCTS


The products to be distributed pursuant to this Agreement are Agriblend (TM), , Nutrimoist (TM)L, Nutrimoist (TM)Turf, Extend(TM) (a liquid PAM), STOCKOSORB(R) F, STOCKOSORB(R) C, STOCKOSORB(R) M, STOCKOSORB(R) S, STOCKOPAM(R) and Bio-Nutrients.


Distributor
Gigot Agra Services                          American Soil Technologies, Inc.



By/s/ Gerald W. Gigot                        By /s/ Carl P. Ranno
  --------------------------                    -----------------------------
  Gerald W. Gigot                               Carl P. Ranno, Its: President

                                   SCHEDULE B

                               EXCLUSIVE CUSTOMERS








Distributor
Gigot Agra Services                          American Soil Technologies, Inc.



By/s/ Gerald W. Gigot                        By /s/ Carl P. Ranno
  --------------------------                    -----------------------------
  Gerald W. Gigot                               Carl P. Ranno, Its: President

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
                                   SCHEDULE C

                                    TERRITORY


The territory shall consist of an area within a three hundred mile radius of Garden City, Kansas.




Distributor
Gigot Agra Services                          American Soil Technologies, Inc.



By/s/ Gerald W. Gigot                        By /s/ Carl P. Ranno
  --------------------------                    -----------------------------
  Gerald W. Gigot                               Carl P. Ranno, Its: President

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